UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 19, 2010

Administaff, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 19, 2010, Administaff, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at its corporate headquarters in Kingwood, Texas.  As of the record date of the annual meeting, February 22, 2010, the Company had 25,975,086 shares of Common Stock issued and outstanding.  At the Annual Meeting, 23,357,025 shares were represented in person or by proxy.  The follows matters were submitted to a vote of the stockholders at the Annual Meeting:

(i)
A plurality of the votes were cast to elect the persons named below as Class III directors for a term expiring at the annual meeting of stockholders in 2013 or until their respective successors have been duly elected and qualified as follows:

Director	For	Withheld	Broker Non-Votes

Jack M. Fields, Jr.	14,184,716	7,645,031	1,527,278
Paul S. Lattanzio	14,811,549	7,018,198	1,527,278
Richard G. Rawson	14,677,580	7,152,167	1,527,278

(ii)	A majority of the votes were cast to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2010, as follows:

For	Against	Abstain	Broker Non-Votes

22,594,820	750,215	11,990	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

Date:  April 22, 2010